Exhibit 99.1
eTelecare Global Solutions, Inc.
Announces 2007 First Quarter Financial Results
Scottsdale, Ariz. — May 9, 2007 — eTelecare Global Solutions, Inc., (Nasdaq: ETEL), a leading provider of complex multi-shore business process outsourcing (BPO) solutions, today announced its financial results for the first quarter ended March 31, 2007.
eTelecare reported revenues for the first quarter of $62.1 million, a $20.7 million or 50% increase compared to prior year first quarter revenues of $41.4 million. Income from operations for the first quarter of 2007 was $7.3 million or 12% of revenues, a $4.1 million or 128% increase compared to $3.2 million or 8% of revenues in the comparable quarter a year ago. Net income for the first quarter of 2007 was $5.2 million, or $0.21 per diluted American Depositary Shares (ADS), compared to a net income of $1.7 million, or $0.08 per diluted ADS, in the comparable quarter a year ago. eTelecare’s earnings per diluted ADS is derived from its total outstanding common shares adjusted for the ADS-to-common share ratio of one to two.
Also during the first quarter, the Company completed its initial public offering in the United States of 11,000,000 common shares in the form of 5,500,000 ADSs at an initial offering price per ADS of $13.50. The ADSs began trading on the NASDAQ Global Market on March 28, 2007. Early in the second quarter of 2007, the Company’s underwriters exercised their over-allotment option to purchase an additional 825,000 ADSs from the Company, bringing the Company’s total proceeds from the offering to approximately $79.4 million, after deducting underwriting discounts and commissions. Early in the second quarter these proceeds were used to pay down $36.3 million of outstanding debt.
“eTelecare’s strong first quarter built upon the solid financial performance of 2006, which was instrumental in the successful completion of our recent IPO,” said John Harris, eTelecare’s president and chief executive officer. “The continued revenue growth during the first quarter was accompanied by strong operating results. Despite the operational challenges presented by the rapid growth of our Philippine service delivery operations and the strengthening of the Philippine peso against the U.S. dollar, we were able to deliver a strong financial performance that validates our ‘invest to outperform’ business model. Our ‘invest to outperform’ business model has three key elements: first, a focus on delivering complex, voice-based BPO services via a multi-shore delivery platform; second, making significant investments in the quality of our people and processes; and third, entering into contracts that contain pricing terms that our clients agree are based on the value we create per dollar spent by the client, rather than a pricing model focused solely on being able to deliver the least expensive service offering, or a cost-based commodity pricing model, that we believe is often emphasized in our industry.”
For the three months ended March 31, 2007, the Company recorded $421,000 of stock-based compensation under selling and administrative expenses.
Guidance
eTelecare currently expects 2007 annual revenues to be in the range of $250 million to $260 million, with net income of $22 million to $25 million, or $0.72 to $0.82 per diluted ADS. The Company currently expects 2007 capital expenditures to be in the range of $25 million to $30 million and its effective tax rate for 2007 to be approximately 7%.
eTelecare currently expects that revenues for the second quarter of 2007 will be in the range of $62 million to $64 million, with net income of $5.5 million to $6.2 million, or $0.17 to $0.19 per diluted ADS. The Company currently expects second quarter capital expenditures to be in the range of $5 million to $10 million.

Conference Call
eTelecare will host a conference call today, May 9, 2007, to discuss first quarter 2007 financial results and related information at 2:00 p.m. PDT (5:00 p.m. EDT). To participate in the teleconference, please call toll-free 800-819-9193 (or 913-981-4911 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet at www.etelecare.com under the About Us/Investor Relations link. For those unable to attend, the company’s web site will host an archive of the call.
Cautionary Note Regarding Forward-Looking Statements
This press release and the related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, beliefs, intentions and strategies regarding the future. Words such as “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates” and similar expressions identify such forward-looking statements. These are statements that relate to future events and include, but are not limited to, statements related to our expected revenues, net income on an aggregate basis and per diluted ADS basis, and capital expenditures for 2007 and the second quarter of 2007 and our anticipated effective tax rate for 2007. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, a determination, upon completion of further quarterly closing and review procedures, that the financial results for the first quarter of 2007 are different than the results set forth in this press release, fluctuations in earnings, our ability to manage growth, intense competition in the industry including those factors which may affect our cost advantage, wage increases, our ability to attract and retain customer service associates and other highly skilled professionals, client concentration, the underlying success of our clients and the resulting impact of any adverse developments in our clients’ business including adverse litigation results, our ability to manage our international operations, reduced demand for technology in our key focus areas, a change in the public perception of outsourcing, disruptions in telecommunication networks, our ability to successfully complete and integrate potential acquisitions, liability for damages on our service contracts, withdrawal of governmental fiscal incentives, political instability, general economic conditions affecting our industry as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our registration statement on Form F-1 filed with the SEC on March 13, 2007. You can locate these filings on the Investor Relations page of our website, http://investor.etelecare.com. Statements included in this release are based upon information known to eTelecare as of the date of this release, and eTelecare assumes no obligation to update information contained in this press release.
About eTelecare Global Solutions
Founded in 1999, eTelecare Global Solutions is a leading provider of business process outsourcing (BPO) focusing on the complex, voice-based segment of customer-care services. It provides a range of services, including technical support, customer service, sales and customer retention from both onshore and offshore locations. Services are provided from delivery centers in the Philippines and in North America. Additional information is available at www.etelecare.com.

Contact:
Anh Huynh	Philip Bourdillon/Gene Heller
Director of Investor Relations	Silverman Heller Associates
888-362-1073	310-208-2550

eTelecare Global Solutions, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share data)

	Three Months Ended March 31
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,191	$690
Trade and other receivables, net	37,691	30,735
Receivable from stock offering	69,052	—
Prepaid expenses and other current assets	3,590	1,688
Deferred offering costs	—	3,187

Total current assets	111,524	36,300

Noncurrent assets:
Property and equipment, net	38,164	34,979
Goodwill	13,833	13,833
Other intangible assets, net	2,067	2,417
Other noncurrent assets	2,597	1,921

Total noncurrent assets	56,661	53,150

Total assets	$168,185	$89,450

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line of credit	$9,848	$1,565
Trade accounts payable	7,313	9,335
Accrued and other expenses	18,710	16,671
Current portion of:
Long-term debt	4,000	4,000
Obligations under capital lease	482	606

Total current liabilities	40,353	32,177

Noncurrent liabilities:
Long-term debt, net of current portion	23,500	24,500
Obligations under capital lease, net of current portion	48	145
Asset retirement obligations	2,109	1,884
Other noncurrent liabilities	3,060	2,530

Total noncurrent liabilities	28,717	29,059

Stockholders’ equity:
Capital stock, $0.02 par value, 130,000,000 shares authorized, 55,368,941 shares outstanding at March 31, 2007 and 44,366,066 outstanding at December 31, 2006	1,070	849
Additional paid-in capital	86,730	20,948
Retained earnings	11,315	6,417

Total stockholders’ equity	99,115	28,214

Total liabilities and stockholders’ equity	$168,185	$89,450

eTelecare Global Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share, per share and per ADS data)

	Three Months Ended March 31,
	2007	2006
	(Unaudited)
Service revenue	$62,110	$41,434

Cost and expenses:
Cost of services	42,535	29,710
Selling and administrative expenses	8,714	6,262
Depreciation and amortization	3,543	2,259

Total cost and expenses	54,792	38,231

Income from operations	7,318	3,203

Other income (charges):
Interest expense and financing charges	(1,634)	(1,259)
Foreign exchange loss	(262)	(284)
Other	183	63

	(1,713)	(1,480)

Income before provision for income taxes	5,605	1,723

Provision for income taxes	392	10

Net income	$5,213	$1,713

Net income per share — basic	$0.12	$0.04

Net income per share — diluted	$0.10	$0.04

Net income per ADS — basic(1)	$0.23	$0.08

Net income per ADS — diluted(1)	$0.21	$0.08

(1)	When we refer to ADS on a per share basis with respect to measurements such as net income per ADS, such amounts are derived from the total weighted average common shares at such indicated date adjusted for the ADS to common share ratio of one ADS to two common shares.

eTelecare Global Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2007	2006
	(Unaudited)
Cash Flows from Operating Activities:
Net income	$5,213	$1,713
Adjustments for:
Depreciation and amortization	3,543	2,259
Provisions for:
Doubtful accounts	160	52
Stock compensation costs	421	109
Accretion of interest on asset retirement obligations	41	85
Loss on disposal of assets	330	9
Change in:
Trade and other receivables	(7,116)	(2,710)
Prepaid expenses and other current assets	(1,902)	(491)
Trade accounts payable	(1,343)	122
Accrued and other expenses	2,033	3,061
Other noncurrent assets	(676)	(252)
Other noncurrent liabilities	221	(35)

Net cash provided by operating activities	925	3,922

Cash Flows from Investing Activities:
Acquisitions of property and equipment	(7,204)	(2,452)
Change in:
Refundable deposits	—	63

Net cash used in investing activities	(7,204)	(2,389)

Cash Flows from Financing Activities:
Proceeds from:
Revolving line of credit	71,685	39,925
Payments for:
Revolving line of credit	(63,402)	(40,820)
Long-term debt	(1,000)	(750)
Obligations under capital lease	(221)	—
Deferred offering costs	(290)	—
Proceeds from stock option and warrant exercises	8	—

Net cash provided by (used in) financing activities	6,780	(1,645)

Net increase (decrease) in cash and cash equivalents	501	(112)

Cash and cash equivalents at beginning of period	690	1,043

Cash and cash equivalents at end of period	$1,191	$931

Supplemental Cash Flow Information
Supplemental information for non-cash investing activities
Accrued capital expenditures in accounts payable	4,003	—
Asset retirement obligation recognized	184	—
Supplemental information for non-cash financing activities
Proceeds from initial stock offering	69,052	—